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                                                                    EXHIBIT 23.1

The Board of Directors of
Lycos, Inc.:

   We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

                                          KPMG LLP

Boston, Massachusetts
March 15, 2000